SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2003

UNITED DOMINION REALTY TRUST, INC.

Exact name of Registrant as specified in its charter)

Maryland	1-10524	54-0857512

(State or Other	(Commission File No.)	(IRS Employer Identification
Jurisdiction of		No.)
Incorporation)

1745 Shea Center Drive, Suite 200, Highlands Ranch, Colorado 80129

(Address of principal executive offices)(Zip Code)

(720) 283-6120

(Registrant’s telephone number, including area code)

Item 5. Other Events
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-1.01 Underwriting Agreement
EX-5.01 Legality Opinion-Morrison & Foerster LLP
EX-8.01 Tax Opinion-Morrison & Foerster LLP

Item 5. Other Events.

     On September 5, 2003, United Dominion Realty Trust, Inc. (the “Company”) entered into an Underwriting Agreement dated September 5, 2003 with Wachovia Capital Markets, LLC (the “Underwriter”) with respect to the issuance and sale by the Company, and the purchase by the Underwriter, of 4,000,000 shares of the Company’s common stock, $1.00 par value per share, with an option to purchase from the Company an additional 600,000 shares of common stock to cover over-allotments. The Underwriting Agreement dated September 5, 2003 is attached hereto and incorporated herein by reference as Exhibit 1.01. Morrison & Foerster LLP, as counsel to the Company, has issued its opinion with respect to the legality of the shares of common stock issued pursuant to the Underwriting Agreement. The legality opinion is attached hereto and incorporated herein by reference as Exhibit 5.01. Morrison & Foerster LLP has also issued its opinion with respect to certain U.S. federal income tax matters, which opinion is attached hereto and incorporated herein by reference as Exhibit 8.01.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c)  Exhibits

Exhibit No.	Description

1.01	Underwriting Agreement dated September 5, 2003

5.01	Legality Opinion of Morrison & Foerster LLP

8.01	Tax Opinion of Morrison & Foerster LLP

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED DOMINION REALTY TRUST, INC.

	By:	/s/ Christopher D. Genry

Christopher D. Genry
Executive Vice President and Chief
Date: September 9, 2003		Financial Officer

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EXHIBIT INDEX

Exhibit	Description

1.01	Underwriting Agreement dated September 5, 2003

5.01	Legality Opinion of Morrison & Foerster LLP

8.01	Tax Opinion of Morrison & Foerster LLP